                                                              Exhibit 10.9



                     * * * * * * * * * * * * * * * * * * * *

                                      Lease


                               THREE PARKWAY NORTH



                     * * * * * * * * * * * * * * * * * * * *

                                     Between



                                 CYTOMEDIX, INC.
                                    (Tenant)



                                       and



                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)



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                                      Lease
                                                                       Page
                                                                       ----

1.       LEASE AGREEMENT................................................. 2

2.       RENT............................................................ 2
         A.      Types of Rent........................................... 2
                 (1)      Base Rent...................................... 2
                 (2)      Additional Rent................................ 2
                 (3)      Rent........................................... 2
         B.      Definitions............................................. 2
                 (1)      Lease Year..................................... 2
                 (2)      Fiscal Year.................................... 3
         C.      Computation of Base Rent and Rent Adjustments........... 3
                 (1)      Prorations..................................... 3
                 (2)      Default Interest............................... 3
                 (3)      Rent Adjustments............................... 3
                 (4)      Miscellaneous.................................. 3

3.       PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
         SURRENDER OF PREMISES .......................................... 3
         A.      Condition of Premises................................... 3
         B.      Tenant's Possession..................................... 3
         C.      Maintenance............................................. 3

4.       PROJECT SERVICES................................................ 4
         A.      Heating and Air Conditioning............................ 4
         B.      Elevators............................................... 4
         C.      Electricity............................................. 4
         D.      Water................................................... 4
         E.      Janitorial Service...................................... 4
         F.      Interruption of Services................................ 4

5.       ALTERATIONS AND REPAIRS......................................... 5
         A.      Landlord's Consent and Conditions....................... 5
         B.      Damage to Systems....................................... 6
         C.      No Liens................................................ 6
         D.      Ownership of Improvements............................... 6
         E.      Removal at Termination.................................. 7

6.       USE OF PREMISES................................................. 7

7.       GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.................... 7

                                                                         Page
                                                                         ----

8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.....................  8
         A.      Waiver of Claims.........................................  8
         B.      Indemnification..........................................  8
         C.      Tenant's Insurance.......................................  8
         D.      Insurance Certificates................................... 10
         E.      Landlord's Insurance..................................... 10

9.       FIRE AND OTHER CASUALTY.......................................... 10
         A.      Termination.............................................. 10
         B.      Restoration.............................................. 10

10.      EMINENT DOMAIN.  ................................................ 10

11.      RIGHTS RESERVED TO LANDLORD...................................... 11
         A.      Name..................................................... 11
         B.      Signs.................................................... 11
         C.      Window Treatments........................................ 11
         D.      Keys..................................................... 11
         E.      Access................................................... 11
         F.      Preparation for Reoccupancy.............................. 11
         G.      Heavy Articles........................................... 11
         H.      Show Premises............................................ 11
         I.      Relocation of Tenant..................................... 11
         J.      Use of Lockbox........................................... 12
         K.      Repairs and Alterations.................................. 12
         L.      Landlord's Agents........................................ 12
         M.      Building Services........................................ 12
         N.      Other Actions............................................ 12

12.      TENANT'S DEFAULT................................................. 12
         A.      Rent Default............................................. 12
         B.      Assignment/Sublease or Hazardous Substances Default...... 12
         C.      Other Performance Default................................ 13
         D.      Credit Default........................................... 13
         E.      Vacation or Abandonment Default.......................... 13

13.      LANDLORD REMEDIES................................................ 13
         A.      Termination of Lease or Possession....................... 13
         B.      Lease Termination Damages................................ 13
         C.      Possession Termination Damages........................... 14
         D.      Landlord's Remedies Cumulative........................... 14
         E.      WAIVER OF TRIAL BY JURY.................................. 14

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                                                                         Page
                                                                         ----

         F.      Litigation Costs......................................... 14

14.      SURRENDER........................................................ 14

15.      HOLDOVER......................................................... 15

16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES..................... 15
         A.      Subordination............................................ 15
         B.      Termination of Ground Lease or Foreclosure of Mortgage... 15
         C.      Security Deposit......................................... 15
         D.      Notice and Right to Cure................................. 15
         E.      Definitions.............................................. 16

17.      ASSIGNMENT AND SUBLEASE.......................................... 16
         A.      In General............................................... 16
         B.      Landlord's Consent....................................... 16
         C.      Procedure................................................ 17
         D.      Change of Management or Ownership........................ 17
         E.      Excess Payments.......................................... 17
         F.      Recapture................................................ 17

18.      CONVEYANCE BY LANDLORD........................................... 17

19.      ESTOPPEL CERTIFICATE............................................. 17

20.      SECURITY DEPOSIT................................................. 18

21.      FORCE MAJEURE.................................................... 18

22.      TENANT'S PERSONAL PROPERTY AND FIXTURES.......................... 18

23.      NOTICES.......................................................... 18
         A.      Landlord................................................. 19
         B.      Tenant................................................... 19

24.      QUIET POSSESSION................................................. 20

25.      REAL ESTATE BROKER............................................... 20

26.      MISCELLANEOUS.................................................... 20
         A.      Successors and Assigns................................... 20
         B.      Date Payments Are Due.................................... 20

                                      iii

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                                                                         Page
                                                                         ----

         C.      Meaning of "Landlord", "Re-Entry, "including"
                 and "Affiliate".......................................... 20
         D.      Time of the Essence...................................... 20
         E.      No Option................................................ 20
         F.      Severability............................................. 20
         G.      Governing Law............................................ 20
         H.      Lease Modification....................................... 21
         I.      No Oral Modification..................................... 21
         J.      Landlord's Right to Cure................................. 21
         K.      Captions................................................. 21
         L.      Authority................................................ 21
         M.      Landlord's Enforcement of Remedies....................... 21
         N.      Entire Agreement......................................... 21
         O.      Landlord's Title......................................... 21
         P.      Light and Air Rights..................................... 21
         Q.      Singular and Plural...................................... 21
         R.      No Recording by Tenant................................... 21
         S.      Exclusivity.............................................. 22
         T.      No Construction Against Drafting Party................... 22
         U.      Survival................................................. 22
         V.      Rent Not Based on Income................................. 22
         W.      Building Manager and Service Providers................... 22
         X.      Late Charge and Interest on Late Payments................ 22
         Y.      Tenant's Financial Statements............................ 22

27.      UNRELATED BUSINESS INCOME........................................ 22

28.      HAZARDOUS SUBSTANCES............................................. 22

29.      EXCULPATION...................................................... 23

30.      RELOCATION OPTION; TERMINATION OPTION............................ 23


APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION

                                      LEASE


         THIS LEASE (the "Lease") is made as of April 19, 2000 between CarrAmerica Realty Corporation, a Maryland corporation, t/a Parkway North III (the "Landlord") and Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Three Parkway North Center" and the land (the "Land") located at Three Parkway North Boulevard, Deerfield, Illinois. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

         The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                    SCHEDULE

         1.       TENANT: Cytomedix, Inc.

         2. PREMISES: A portion of the second (2nd) floor as outlined on Appendix A

         3.       RENTABLE SQUARE FEET OF THE PREMISES: 5,642

         4.       SECURITY DEPOSIT: None

         5.       TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Trammell Crow
                  Company

         6.       LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: N/A

         7. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C

         8. COMMENCEMENT DATE: May 7, 2000, but if the Premises are subject to new construction pursuant to Appendix C, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

         9. TERMINATION DATE/TERM: May 31, 2003, three (3) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.

         10.      GUARANTOR: None

         11. BASE RENT: $26.50 per rentable square foot per year (Annual Base Rent = $149,513.00; Monthly Base Rent = $12,459.42)

         1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         2. RENT.

         A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

                  CarrAmerica Realty Corporation
                  c/o NationsBank of Georgia
                  P.O. Box 277923
                  Atlanta, GA 30384-7923

or by wire transfer as follows:

                  NationsBank, N.A. (South)
                  ABA Number 061-000-052
                  Account Number 325 183 2566

or in such other manner as Landlord may notify Tenant:

                  (1) Base Rent in monthly installments in advance, the first twelve (12) monthly installments (aggregating $149,513) payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                  (2) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent but including any interest for late payment of any item of Rent.

                  (3) Rent as used in this Lease means Base Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

         B. Definitions.

                  a. Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                  b. Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

         C. Computation of Base Rent and Rent Adjustments.

                  a. Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent shall be prorated for such partial month based on the actual number of days in such month.

                  b. Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

                  c. Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building.

                  d. Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord.

         3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

         A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

         B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition, subject to latent defects in any Initial Improvements constructed by Landlord (the repair of which shall be the responsibility of Landlord only if Tenant notifies Landlord of the existence of such defects within one [1] year from the date of substantial completion of the Initial Improvements). Except as set forth in this subsection, Landlord shall have no obligation or liability to Tenant for latent defects. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

         C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

         4. PROJECT SERVICES.

         Landlord shall furnish services as follows:

                  A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

                  Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

                  B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

                  C. Electricity. All electricity used in the Premises shall be supplied by the electricity company through a separate meter and shall be paid for by Tenant. Tenant shall pay for the installation of any submeter required on any floor of its Premises. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord.

                  D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

                  E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

                  F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including without limitation any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable for a period of at least ten (10) consecutive business days, monthly Rent shall thereafter be abated proportionately.

         5. ALTERATIONS AND REPAIRS.

         A. Landlord's Consent and Conditions.

Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

The following requirements shall apply to all Work:

                  a. Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

                  b. Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                  c. The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                  d. Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                  e. Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

                  f. Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work.

                  g. Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

         B. Damage to Systems. If Tenant becomes aware that any part of the mechanical, electrical or other systems in the Premises shall be or have become damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on notice.

         C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

         D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal); provided, that Tenant shall not be required to remove the kitchen or lunch room facilities installed in the Premises by or on behalf of Tenant.

         E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

         6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

         If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

         7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Procedures for Construction Projects".

         8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

         To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

         B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

         Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or Premises or from any other act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

         C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                  a. Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement,
         (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                  b. Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                  c. Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                  Each Accident                               $500,000
                  Disease--Policy Limit                       $500,000
                  Disease--Each Employee                      $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                  (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                  (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                     Each Accident                               $500,000
                     Disease--Policy Limit                       $500,000
                     Disease--Each Employee                      $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

         D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

         E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

         9. FIRE AND OTHER CASUALTY.

         A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

         B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

         11. RIGHTS RESERVED TO LANDLORD.

         Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

         A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

         B. Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

         C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

         E. Access. To have access to inspect the Premises upon reasonable prior notice to Tenant (except in the case of emergency, in which case no notice shall be required), and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

         F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

         G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

         H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

         I. Relocation of Tenant. To relocate Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

         (1) the size of the new premises is at least equal to the size of the Old Premises;

         (2) Landlord pays the cost of moving Tenant and improving the new premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

         J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

         K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

         L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

         M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

         N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

         12. TENANT'S DEFAULT.

         Any of the following shall constitute a default by Tenant:

         A. Rent Default. Tenant fails to pay any Rent when due;

         B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

         C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two
(2) such failures during the Term of this Lease, this failure continues for fifteen (15) days after written notice from Landlord, except that if Tenant begins to cure its failure within the fifteen (15) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the fifteen (15) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

         D. Credit Default. One of the following credit defaults occurs:

                  (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                  (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                  (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

         E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

         13. LANDLORD REMEDIES.

         A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

         B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

         C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

         D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

         E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN ILLINOIS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

         F. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

         14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

         15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

         16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

         B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

         C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

         D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

         E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17. ASSIGNMENT AND SUBLEASE.

         A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to Tenant named herein.

         B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

         C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

         D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

         E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

         F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

         18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

         If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

21. FORCE MAJEURE. Neither party shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of such party ("Force Majeure"); provided, however, that nothing contained herein shall be construed to extend (a) the due date for payment of any installment or payment of Rent, or (b) the date upon which Tenant is required to vacate and surrender the Premises.

         22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Intentionally omitted.

         23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

         A. Landlord. To Landlord as follows:

            CarrAmerica Realty Corporation
            Parkway North Center
            Three Parkway North
            Deerfield, IL 60015
            Attn: Gerald J. O'Malley

            with a copy to each of:

            CarrAmerica Realty Corporation
            1850 K Street, N.W.
            Suite 500
            Washington, D.C. 20006
            Attn: Lease Administration

            and:

            CarrAmerica Realty Corporation
            1850 K Street, N.W.
            Suite 500
            Washington, D.C. 20006
            Attn: General Counsel

            and:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, IL 60603
            Attn: Ivan P. Kane, Esq.

or to such other person at such other address as Landlord may designate by notice to Tenant.

         B. Tenant. To Tenant as follows:

            ------------------------------------

            ------------------------------------

            ------------------------------------

            ------------------------------------

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

         24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through Landlord.

         25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

         26. MISCELLANEOUS.

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base
Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

         C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

         D. Time of the Essence. Time is of the essence of each provision of this Lease.

         E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

         F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

         G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

         H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

         I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

         J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

         K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

         L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

         M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

         N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

         O. Landlord's Title. Landlord's title shall always be paramount to the interest of Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.


         P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

         Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

         R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

         S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

         T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

         U. Survival. All obligations of Landlord and Tenant under this Lease which accrue or arise during the Term of this Lease shall survive the termination of this Lease.

         V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

         W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by Landlord.

         X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to five percent (5%) of the amount of such payment. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

         Y. Tenant's Financial Statements. Upon request from Landlord, Tenant shall provide Landlord with current audited annual and quarterly financial statements (income and balance sheet).

         27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

         28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

         29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         30. RELOCATION OPTION; TERMINATION OPTION. Subject to Subsections B and C below, Tenant may at its option relocate from the Premises to a vacant space (such space to be determined by Landlord in its sole discretion) in any Building located within Parkway North Center and owned by Landlord or an affiliate of Landlord, which space contains at least 10,000 rentable square feet (the approximate square footage required to be identified by Tenant in its notice to Landlord as set forth below) (the "Relocation Space"), upon the same terms contained in this Lease, excluding the provisions of Appendix C of the Lease and except for the amount of Base Rent payable during the Relocation Term and the length of the Term. The term length of the lease with respect to the Relocation Space shall be five (5) years (the "Relocation Term"). Tenant shall have no additional relocation option. Upon the commencement of the Relocation Term, this Lease shall terminate and the parties shall enter into a new lease upon the terms set forth herein, provided that the obligations of each party accruing under this Lease prior to the commencement of the Relocation Term shall survive such termination. Vacant space shall not be eligible to be the Relocation Space if it is subject to any expansion or renewal options of any current tenant in the building in which such space is located.

         A. The Base Rent during the Relocation Term shall be the then prevailing market rate for a comparable term commencing on the first day of the Relocation Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building as reasonably determined by Landlord.

         B. To exercise its option, Tenant must deliver a binding notice (the "Relocation Notice") to Landlord not less than three (3) months prior to the last day of the first Lease Year, which notice shall set forth the approximate amount of square footage required by Tenant in the Relocation Space (but in no event less than 10,000 rentable square feet). If Tenant fails to give either its binding notice timely, Tenant will be deemed to have waived its option to relocate. Following receipt of the Relocation Notice, Landlord shall attempt to identify a particular Relocation Space containing approximately the amount of square footage required by Tenant (+/- 20%) and, if Landlord determines in its sole discretion that a Relocation Space is available, shall calculate and inform Tenant of the Base Rent for the Relocation Space. Such calculation shall be final and shall not be recalculated at the actual commencement of the Relocation Term, if any. On or before the last day of the first Lease Year, Landlord shall either identify the Relocation Space and inform Tenant of the Base Rent for the Relocation Space, or shall notify Tenant that it is unable, in its sole and absolute discretion, to identify a Relocation Space. Tenant's option to relocate is also subject to the condition that Landlord, using commercially reasonable efforts, is able in its sole discretion to identify a Relocation Space. Landlord shall not be liable for any costs, expenses, claims, or damages arising from its inability to identify a Relocation Space, and Landlord makes no representations or warranties to Tenant regarding the Relocation Space.

         C. Tenant's option to relocate is subject to the conditions that: (i) on the date that Tenant delivers the Relocation Notice to Landlord, Tenant is not in default under this Lease, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the Relocation Term.

         D. In the event Landlord notifies Tenant that is unable to identify such Relocation Space, then Tenant may at its option terminate this Lease in its entirety (the "Termination Option") effective as of the first day of the fourth
(4th) month of the second (2nd) Lease Year (the "Early Termination Date") by delivering written notice of its intent to terminate this Lease (the "Termination Notice") to Landlord within fifteen days after the last day of the first (1st) Lease Year, and simultaneously paying to Landlord the Termination Fee. If Tenant fails to deliver its Termination Notice timely, Tenant will be deemed to have waived such Termination Option. If there are any defaults by Tenant under this Lease as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date. The "Termination Fee" shall be the sum of the total aggregate amount of the brokerage commissions, the costs of the Initial Improvements, any rental abatement, and any other concession granted to Tenant under the terms of this Lease, which would be unamortized as of the Early Termination Date, assuming that such total aggregate amount were to be fully amortized over the initial term of the Lease using an interest rate of ten percent (10%) per annum.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                             LANDLORD:

                             CARRAMERICA REALTY CORPORATION,
                             a Maryland corporation, t/a Parkway North III

                             By: /s/ Gerald J. O'Malley
                             -------------------------------------------------
                             Print Name:  Gerald O'Malley
                             -------------------------------------------------
                             Print Title: Managing Director
                             -------------------------------------------------




                             TENANT:

                             CYTOMEDIX, INC., a Delaware corporation

                             By: /s/ James Cour
                             -------------------------------------------------
                             Print Name:  James Cour
                             -------------------------------------------------
                             Print Title: President
                             -------------------------------------------------

                                   APPENDIX A

                              PLAN OF THE PREMISES



                                  CARRAMERICA

                              THREE PARKWAY NORTH

                                  SECOND FLOOR

                                [GRAPHIC OMITTED]





12/06/99           THREE PARKWAY NORTH        DEERFIELD, ILLINOIS
--------------------------------------------------------------------------------


                                   APPENDIX A

                                   APPENDIX B

                              RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Premises.

         2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

         4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.



                                   APPENDIX B
                                  Page 1 of 5

         7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

         8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

         In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

         12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

         13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

         14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.
                                   APPENDIX B

         15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

         17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

         19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

         Accordingly:

                  (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

                  (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

                  (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

         20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

         21. Tenant shall not disturb the quiet enjoyment of any other tenant.

                                   APPENDIX B
                                  Page 3 of 5

         22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

         23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

         24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

         25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

         26. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

         27. Tenant shall promptly remove all rubbish and waste from the Premises.

         28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

         29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

         30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

         31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

                                   APPENDIX B
                                   Page 4 of 5

         32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

         33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.


                                   APPENDIX B
                                  Page 5 of 5

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

         1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Landlord. The Initial Improvements shall be performed at Landlord's cost, using Building standard materials.

         The Initial Improvements shall consist of the following improvments to the Premises:

         (a) Landlord shall demolish all interior non-load bearing walls currently in the Premises as of the date of this Lease, and shall also remove from such walls any existing electrical wiring;

         (b) Landlord shall patch the walls and repair the ceiling as reasonably required due to the demolition work described above;

         (c) Landlord shall install light switches near to the entrance to the Premises;

         (d)      Landlord shall paint the wall surfaces in the Premises;

         (e) Landlord shall install a sink, upper and lower cabinents, a small dishwasher, and an electrical outlet sufficient to serve a normal-size household refrigerator, all as reasonably designated or selected by Landlord.

         In addition to the Initial Improvements, Tenant shall, at Tenant's sole cost and expense and using materials previously approved in writing by Landlord, remove all carpeting existing in the Premises as of the date of this Lease and install new carpeting of Building standard grade or better.

         2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders.

                                   APPENDIX C
                                  Page 1 of 3

         3. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

                  (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

                  (b) Contractor's performance of any Change Orders; or

                  (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

                  (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

                  (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from Landlord; or

                  (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

                  (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

         4. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

                  (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

                  (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

                                   APPENDIX C
                                  Page 2 of 3

                  (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

         Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

         5. MISCELLANEOUS.

         Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.



                                   APPENDIX C
                                  Page 3 of 3

                                   APPENDIX D

                    MORTGAGES CURRENTLY AFFECTING THE PROJECT


Instrument                              Name and Address of Holder
----------                              --------------------------

None                                    N/A

                                   APPENDIX D
                                   Page 1 of 1

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord:         CarrAmerica Realty Corporation, a Maryland corporation

Tenant:           Cytomedix, Inc., a ________ corporation

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 2000 (the "Lease") for certain premises known as Suite ____ in the building commonly known as Three Parkway North (the "Premises"). This Confirmation is made pursuant to Item 8 of the Schedule to the Lease.

         1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is _____________, 2000, and the Termination Date of the Lease is _______________, 2003.

         2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

         3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                  TENANT:

                                  Cytomedix, Inc., a ________ corporation


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                  LANDLORD:

                                  CarrAmerica Realty Corporation, a Maryland corporation, t/a Parkway North III


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------



                                   APPENDIX E
                                   Page 1 of 1